SCHEDULE 14
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

GEVITY HR, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

The following letter was sent on May 6, 2005 to shareholders of Gevity HR, Inc. of record as of March 15, 2005 in connection with the board of directors’ current solicitation of proxies for the registrant’s Annual Meeting of Shareholders to be held on May 12, 2005. This letter requests that shareholders return their proxies, vote by telephone or the internet or instruct their brokers or nominees how to vote their shares and clarifies how abstentions and broker non-votes will be treated at the meeting. This letter is being filed with the Securities and Exchange Commission on May 6, 2005 as definitive additional material pursuant to Rule 14a-6(c).

[Gevity HR, Inc. Letterhead]

May 6, 2005

Dear Fellow Shareholder:

     We have previously mailed to you proxy materials relating to the Annual Meeting of Shareholders of Gevity HR, Inc. to be held on Thursday, May 12, 2005. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU HOLD.

     At the meeting, shareholders will vote upon: (i) the election of a board of directors; (ii) our 2005 Equity Incentive Plan; (iii) our 2005 Executive Incentive Compensation Plan; and (iv) such other business as may properly come before the meeting or an adjournment thereof.

     For the election of directors, the affirmative vote of a plurality of the votes cast at the meeting is required. With respect to approval of the two plans, a majority of the total votes cast on each proposal must be affirmative for its approval. Abstentions will not be treated for these purposes as votes cast on a proposal and therefore will have no effect on the respective plan voted upon. Broker non-votes will not be considered entitled to vote and therefore broker non-votes will have no effect on the outcome of the proposals to approve the plans.

     You may use one of the following simple methods for promptly providing your voting instructions:

     1. Vote by Telephone. Call the toll-free number listed for this purpose on your voting instruction form. Have your 12-digit control number listed on the form ready and follow the simple instructions.

     2. Vote by Internet. Go to the website www.proxyvote.com listed on your voting instruction form. Have your 12-digit control number listed on the form ready and follow the simple instructions.

     3. Vote by Mail. Sign, date and return your voting instruction form in the postage-paid return envelope provided if your shares are registered in your name and are not held in “street name” through a broker or other nominee. If you hold your shares in street name, please instruct your broker or nominee how you wish your shares to be voted by signing, dating and returning the voting instructions to your broker or nominee in the forms provided to you.

     For the reasons set forth in the Proxy Statement, dated April 8, 2005, your Board of Directors recommends that you vote “FOR” all the proposals to be acted upon at the Annual Meeting.

     Thank you for your cooperation and continued support.

Sincerely,

Erik Vonk
Chairman and Chief Executive Officer